Exhibit 99.1

[MANPOWER logo]

PRESS RELEASE

FOR FURTHER INFORMATION

CONTACT:

Mike Van Handel

Chief Financial Officer

(414) 906-6305

FOR IMMEDIATE RELEASE

Manpower Reports 1st Quarter Results

MILWAUKEE, WI, USA, April 19, 2005 – Manpower Inc. (NYSE: MAN) today reported that net income for the three months ended March 31, 2005 was $32.2 million, or 35 cents per diluted share, compared to $39.6 million, or 43 cents per diluted share, a year earlier. Revenues for the first quarter were $3.8 billion, an increase of 13 percent from the year-earlier period.

Results for the first quarter were positively impacted by relatively stronger foreign currencies compared to the first quarter of 2004. On a constant currency basis, diluted earnings per share were 34 cents on a 9 percent improvement in revenues. Prior year results were favorably impacted by a non-operating gain of $14.2 million ($10.2 million net of income taxes), or 11 cents per diluted share.

Jeffrey A. Joerres, Manpower Chairman and Chief Executive Officer, said, “The Manpower organization achieved solid results for the first quarter. The U.S. and European teams performed very well. We continue to see strong results from Jefferson Wells where profits were four times last year’s results.

“We feel strongly that the investments we are making in the permanent recruitment business and office openings in emerging geographies will benefit the results of 2005. An important component to the success of the balance of 2005 will be the continued aggressive pursuit of our efficiency initiatives.

“Given the current trends, we anticipate our second quarter diluted earnings per share to be in the range of 63 to 67 cents, which includes an estimated favorable currency impact of 4 cents.”

In conjunction with its first quarter earnings release, Manpower will broadcast its conference call live over the Internet on April 19 at 7:30 a.m. CT (8:30 a.m. ET). Interested parties are invited to listen by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

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About Manpower Inc.

Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry, offering customers a continuum of services to meet their needs throughout the employment and business cycle. The company specializes in permanent, temporary and contract recruitment; employee assessment; training; career transition; organizational consulting services; and professional financial services. Manpower’s worldwide network of 4,300 offices in 68 countries and territories enables the company to meet the needs of its 400,000 customers per year, including small and medium size enterprises in all industry sectors, as well as the world’s largest multinational corporations. The focus of Manpower’s work is on raising productivity through improved quality, efficiency and cost-reduction, enabling customers to concentrate on their core business activities. In addition to the Manpower brand, the company operates under the brand names of Right Management Consultants, Jefferson Wells, Elan and Brook Street. More information on Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements

This news release contains statements, including earning projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statement can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Forward-Looking Statements’ in its Annual Report on Form 10-K for the year ended December 31, 2004, which information is incorporated herein by reference.

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Manpower Inc.

Results of Operations

(In millions, except per share data)

	Three Months Ended March 31
			% Variance
	2005	2004	Amount Reported	Constant Currency
	(Unaudited)
Revenues from services (a)	$3,758.7	$3,334.1	12.7%	8.8%
Cost of services	3,076.7	2,717.6	13.2%

Gross profit	682.0	616.5	10.6%	6.9%
Selling and administrative expenses	619.5	560.3	10.6%	7.0%

Operating profit	62.5	56.2	11.2%	6.4%
Interest and other expense (income)	11.7	(4.0)	N/A

Earnings before income taxes	50.8	60.2	-15.7%
Provision for income taxes	18.6	20.6	-10.0%

Net earnings	$32.2	$39.6	-18.6%	-21.7%

Net earnings per share - basic	$0.36	$0.46	-21.7%

Net earnings per share - diluted (b)	$0.35	$0.43	-18.6%	-21.6%

Weighted average shares - basic	89.8	85.9	4.6%

Weighted average shares - diluted (b)	96.9	93.9	3.2%

(a)	Revenues from services include fees received from our franchise offices of $8.3 million and $8.2 million for the three months ended March 31, 2005 and 2004, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $349.8 million and $321.5 million for the three months ended March 31, 2005 and 2004, respectively.

(b)	Prior year figures have been restated to reflect the impact of applying the “if-converted” method to our convertible debentures.

Manpower Inc.

Operating Unit Results

(In millions)

	Three Months Ended March 31
			% Variance
	2005	2004	Amount Reported	Constant Currency
	(Unaudited)
Revenues from Services:
United States (a)	$475.9	$474.6	0.3%	0.3%
France	1,247.5	1,136.5	9.8%	4.6%
EMEA	1,333.1	1,140.9	16.8%	11.8%
Jefferson Wells	92.7	50.5	83.7%	83.7%
Right	104.0	101.8	2.2%	-0.3%
Other Operations	505.5	429.8	17.6%	14.9%

	$3,758.7	$3,334.1	12.7%	8.8%

Operating Unit Profit:
United States	$4.9	$2.8	74.6%	74.6%
France	27.5	28.8	-4.3%	-9.4%
EMEA	15.0	13.7	9.4%	4.3%
Jefferson Wells	8.1	2.0	N/A	N/A
Right	9.8	9.1	7.6%	5.1%
Other Operations	12.5	15.3	-18.3%	-20.2%

	77.8	71.7
Corporate expenses	12.1	13.2
Amortization of intangible assets	3.2	2.3

Operating profit	62.5	56.2	11.2%	6.4%
Interest and other expense (income) (b)	11.7	(4.0)

Earnings before income taxes	$50.8	$60.2

(a)	In the United States, revenues from services include fees received from the related franchise offices of $5.4 million and $6.2 million for the three months ended March 31, 2005 and 2004, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $277.6 million and $263.0 million for the three months ended March 31, 2005 and 2004, respectively.

(b)	The components of interest and other expense (income) were:

Interest expense	$11.6	$11.1
Interest income	(2.3)	(2.4)
Foreign exchange losses	0.8	0.1
Miscellaneous expenses (income), net	1.6	(12.8)

	$11.7	$(4.0)

Manpower Inc.

Consolidated Balance Sheets

(In millions)

	Mar. 31 2005	Dec. 31 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$396.8	$531.8
Accounts receivable, net	3,002.4	3,227.8
Prepaid expenses and other assets	110.1	161.4
Future income tax benefits	111.4	96.5

Total current assets	3,620.7	4,017.5
Other assets:
Goodwill and other intangible assets, net	1,286.0	1,297.0
Other assets	298.3	305.5

Total other assets	1,584.3	1,602.5
Property and equipment:
Land, buildings, leasehold improvements and equipment	660.5	669.8
Less: accumulated depreciation and amortization	447.8	446.7

Net property and equipment	212.7	223.1

Total assets	$5,417.7	$5,843.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$724.5	$687.1
Employee compensation payable	143.4	156.0
Accrued liabilities	447.6	505.7
Accrued payroll taxes and insurance	490.0	569.6
Value added taxes payable	406.7	457.8
Short-term borrowings and current maturities of long-term debt	215.6	225.7

Total current liabilities	2,427.8	2,601.9
Other liabilities:
Long-term debt	411.8	676.1
Other long-term liabilities	383.2	391.1

Total other liabilities	795.0	1,067.2
Shareholders’ equity:
Common stock	1.0	1.0
Capital in excess of par value	2,322.3	2,296.4
Retained earnings	83.2	51.0
Accumulated other comprehensive income	78.0	109.4
Treasury stock, at cost	(289.6)	(283.8)

Total shareholders’ equity	2,194.9	2,174.0

Total liabilities and shareholders’ equity	$5,417.7	$5,843.1

Manpower Inc.

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended March 31
	2005	2004
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$32.2	$39.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23.1	19.7
Amortization of discount on convertible debentures	1.9	1.9
Deferred income taxes	(9.8)	(3.6)
Provision for doubtful accounts	4.3	5.9
Other non-operating gains	—	(14.2)
Changes in operating assets and liabilities excluding the impact of acquisitions:
Accounts receivable	120.7	39.9
Other assets	(15.4)	8.6
Other liabilities	(71.0)	(70.7)

Cash provided by operating activities	86.0	27.1

Cash Flows from Investing Activities:
Capital expenditures	(19.2)	(12.3)
Acquisitions of businesses, net of cash acquired	(2.2)	(94.0)
Proceeds from sale of an equity interest	—	29.8
Proceeds from the sale of property and equipment	1.3	1.5

Cash used by investing activities	(20.1)	(75.0)

Cash Flows from Financing Activities:
Net borrowings of short-term facilities and long-term debt	11.2	13.0
Cash paid to settle convertible debentures	(206.6)	—
Proceeds from settlement of swap agreements	50.7	—
Proceeds from stock option and purchase plans	6.6	23.2
Repurchases of common stock	(47.2)	—

Cash (used) provided by financing activities	(185.3)	36.2

Effect of exchange rate changes on cash	(15.6)	(4.8)

Change in cash and cash equivalents	(135.0)	(16.5)
Cash and cash equivalents, beginning of period	531.8	426.2

Cash and cash equivalents, end of period	$396.8	$409.7